SHAREHOLDERS AGREEMENT



                                     between



                                 Goran Ernstson,

                       Scandinavian Energy Finance Limited

                                       and

                Lansforsakringar Liv Forsakringsaktiebolag (publ)



                                for the shares of


                              Gigantissimo 2321 AB

                    to be renamed Narvarme Acquisition III AB

                                      INDEX

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1.         Definitions.................................................................................3
1.1        Terms used..................................................................................3
1.2        Schedules...................................................................................5
1.3        Clause Headings.............................................................................5
1.4        Interpretation..............................................................................5
2.         Scope of the Agreement......................................................................5
2.1        Purpose.....................................................................................5
2.3        Priority of Agreement.......................................................................6
3.         The Company.................................................................................6
3.1        Issued Share Capital........................................................................6
3.2        Convertible Debentures......................................................................6
3.3        Articles of Association.....................................................................6
3.4        Purpose of the Company......................................................................6
3.5        Dividend Policy.............................................................................7
3.6        Management..................................................................................7
4.         The Board...................................................................................8
4.1        The Directors...............................................................................8
4.2        Directors Resignation.......................................................................9
4.3        Board Meetings..............................................................................9
4.4        Quorum......................................................................................9
4.5        Auditors....................................................................................9
4.6        Covenants Against Claims....................................................................9
5.         Minority Protection........................................................................10
5.1        Minority Shareholders' Rights..............................................................10
5.2        Redemption of Shares.......................................................................11
6.         Transfer of Shares.........................................................................11
6.1        Transfer of Shares.........................................................................11
6.2        New Issue of Shares........................................................................12
6.3        Duty to Transfer of Shares.................................................................13

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6.4        Valuation of Shares........................................................................13
6.5        Drag Along.................................................................................14
6.6        Side by Side...............................................................................15
6.7        Exit.......................................................................................15
7.         Dealing in Shares..........................................................................17
7.1        Written Consent............................................................................17
7.2        Letter of Undertaking......................................................................18
7.3        Transfer of shares under Option............................................................18
8.         Confidential Information...................................................................19
8.1        Confidentiality............................................................................19
8.2        Disclosure of Confidential Information.....................................................19
9.         Announcements..............................................................................20
9.1        Shareholder Access to Information..........................................................20
9.2        Announcement, Communication or Circular....................................................20
9.3        Content of Announcement....................................................................20
10.        Compliance with this Agreement.............................................................21
11.        Death and estate distribution..............................................................21
12.        Term and termination.......................................................................21
12.1       Entry into Force...........................................................................21
12.2       Termination................................................................................21
13.        Notices....................................................................................22
13.1       Addresses e t c............................................................................22
13.2       Details....................................................................................22
13.3       Communication Served.......................................................................24
14.        Financing..................................................................................24
14.1       Security...................................................................................24
14.2       Capital....................................................................................24
15.        Budgets and Financial Information..........................................................24
16.        Amendment..................................................................................24
17.        Invalidity.................................................................................25
18.        Waiver.....................................................................................25
19.        Assignment.................................................................................25


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20.        Counterparts...............................................................................25
21.        No Partnership or Agency...................................................................25
22.        Applicable Law.............................................................................26
23.        Arbitration................................................................................26


                             SHAREHOLDERS AGREEMENT


This Agreement is made this 11th day of March, 2002 between


1. Goran Ernstson, a Swedish citizen with the address Skoldungavagen 23 B, 131 46 NACKA, ("Ernstson").


2. Scandinavian Energy Finance Limited, a company incorporated in Ireland, with the address c/o Michael Ryan, McCann Fitzgerald, 2 Harbourmaster Place, International Financial Service Centre, Dublin 1, Ireland ("SEFL").


3.              Lansforsakringar  Liv  Forsakringsaktiebolag  (publ),  a
                Swedish company with registration number 516401-6627 and its registered office in Stockholm ("Lansforsakringar").


WHEREAS Ernstson presently owns 100% of the shares of Gigantissimo 2321 AB to be renamed Narvarme Acquisition III AB, org. nr 556 614-6642 (the "Company"); and


WHEREAS SEFL is the holder of a convertible debenture note issued by the Company in the amount of SEK 470,000,000 that entitle them to convert into 12,500 shares of the Company; and


WHEREAS Lansforsakringar shall subscribe for 6,250 shares corresponding to 5 % of the Shares of the Company on a fully diluted base; and


WHEREAS Lansforsakringar shall subscribe for a convertible debenture note issued by the Company in the amount of SEK 30,000,000 that entitle them to convert into 6250 shares of the Company; and


WHEREAS Lansforsakringar shall enter into an option agreement with Lantbrukskredit AB (publ) ("Lantbrukskredit") comprising an undertaking to sell and pledge shares to Lantbrukskredit ("LF Option"); and


WHEREAS SEFL is the holder of the Option; and

WHEREAS the parties hereto wish to lay down rules for their holding of shares in the Company.


NOW, THEREFORE, the parties have agreed as follows.

1.       Definitions

1.1      Terms used

        a)       "Act" means the Swedish Companies Act (1975:1385);

        b) "Affiliate" means in relation to any party hereto, including without limitation, any direct or indirect shareholder holding share capital with more than 40% of the voting rights in that party or controlling that party, or any company in which more than 40% of the voting rights attached to the share capital is owned directly or indirectly by that party or which is under the control of that party or in relation to any party any related person as defined in section 12.7 of the Act and in addition an Affiliate of SEFL shall also include any company within the group of US Energy Inc. or the group of A&A EIC Electricity Investment Company;

        c) the "Agreement" and this "Agreement" shall mean the agreement between the parties, being the subject hereof;

        d) the "Articles of Association" shall mean the articles of association of the Company as to be seen from the document attached hereto (Schedule 1);

        e) "Auditors" means the auditors of the Company for the time being;

        f)        the "Board" shall mean the board of directors of the Company;

        g)        "Business" shall mean Biomass fuelled district heating
                   systems;

        h) "Business Day" means any day (other than a Saturday or Sunday) on which clearing banks in the city of Stockholm are open for business;

        i)       "Closing Date" shall mean March 11, 2002;

        j) the "Company" shall mean Gigantissimo 2321 AB to be renamed Narvarme Acquisition III, registered with number 556614-6642;

        k) "Confidential Information" means all information (not in the public domain) including but not limited to that information concerned with the operation of any process; trade secrets, the manufacture, design or development of any products; the marketing of any products or services (including customer lists, financial information, sales statistics, survey reports and market share data); and any additional specific know-how likely to subsist in or in respect of the business of the Company and its subsidiaries existing in whatever form including but not limited to data, specifications, formulae, experience, drawings, manuals, component lists, instructions, designs and diagrams;


        l)       the "Directors" shall mean the directors of the Company;

        m) "Fair Value" means the market value calculated in accordance with the provisions of Clause 6.4;

        n) "Group" means the Company and its subsidiaries from time to time;

        o) "Minority Shareholders" means Lansforsakringar and SEFL if and when SEFL having become Shareholder only as a result of conversion. SEFL shall however cease to be defined as a Minority Shareholder if and when SEFL has exercised the Option in whole or in part;

        p) "Offer Notice" means the notice from the Company pursuant to Clause 6.1.3 stating the number of Sale Shares and the price per Sale Share specified in the Transfer Notice (if any);

        q) "Option" means the option issued by Ernstson entitling the holder of the option to acquire his shares in the Company;

        r) "Purchasing Shareholder" means a member who intends to purchase any Sale Shares pursuant to clause 6.1;

        s)      "Sale Shares" means the shares specified in the Transfer Notice;

        t) "Selling Shareholder" means a Minority Shareholder intending to sell its shares to the Company;

        u) a "Shareholder" shall mean any holder of Shares from time to time;

        v) the "Shares" shall mean all stocks, convertible bonds, warrants, debentures, options to subscribe for new shares and securities of any kind now or hereafter issued by the Company including for the avoidance of doubt, any preference shares, whether convertible or not, and carrying a right of participation in the profit or assets of the company, in each case including all allotments, offers, rights, bonuses benefits and advantages whatsoever which accrue, are offered or arise in respect thereof , and a reference to the Shares of a party hereto shall mean all Shares held by that party at any time;

        w) "Transferee" means any person to whom shares have been transferred pursuant to the term of this Agreement or the Articles of Association;


        x) "Transfer Notice" means the notice given pursuant to Clause 6.2 of the intention to transfer any Shares specifying the number and class of shares to be transferred and the price (if any) per share;

        y) "Third Party" means any person other than a party hereto, shareholder, a holder of a convertible debenture issued by the
                  Company or an Affiliate of any of the foregoing.

1.2        Schedules

           The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules.

1.3        Clause Headings
           Clause headings are for convenience of reference only and shall not affect the construction of this Agreement.

1.4        Interpretation
           In this Agreement, unless the contrary intention appears, a reference to

           a) a clause or schedule shall be construed as a reference to a clause of this Agreement or a schedule thereto, respectively;

           b) a provision of law is a reference to that law as amended or re-enacted;

           c)     a person includes its successors and assigns;

           d)     a "subsidiary" shall be construed in accordance with the Act;

2.         Scope of the Agreement

2.1        Purpose

           The purpose of this Agreement is to lay down the terms of the co-operation between the Shareholders in respect of their shareholdings in the Company.


2.3        Priority of Agreement
           As between the parties hereto, in case of any inconsistency between this Agreement and the Articles of Association, this Agreement shall prevail unless specifically stated herein.

3.         The Company

3.1        Issued Share Capital
           The Company shall have an issued share capital of SEK 106,250 divided into 106,250 shares with a par value of SEK 1. The registered office of the Company shall be in Taby.

3.2        Convertible Debentures

3.2.1 The Company shall issue one subordinated convertible loan to Lansforsakringar in the amount of SEK 30,000,000 which after full conversion will give Lansforsakringar 10 % of the Shares on a fully diluted base, including its present shareholding of 5% of the shares on a fully diluted base.

3.2.2 The Company shall issue one convertible loan to SEFL in the amount of 470,000,000 which after full conversion will give SEFL 10 % of the Shares on a fully diluted base.

3.3        Articles of Association
           The Articles of Association shall be in accordance with Schedule 1.

3.4        Purpose of the Company
           The Company shall directly or indirectly own, develop and manage projects within the field of biomass fuelled district heating system. Each party further confirms that so long as a party is a debenture holder of the Company or a shareholder in the Company and so long as Lantbrukskredit approves such project and grants the Company such waivers as are necessary to allow the Company to pursue such project, it shall direct and allocate all additional biomass fuelled district heating system projects within Sweden to the Company or its subsidiaries.

3.5        Dividend Policy

           The Board shall adopt a dividend policy which shall seek to maximise payment of dividends subject to applicable law and with due regard the Company's current and future liabilities and cash reserve requirements.

3.6        Management

3.6.1      The parties agree

           (i)    not to change the purpose of Company; or

           (ii) not amend the Articles of Association in a discriminatory manner for the Minority Shareholders; or

           (iii) that the Company shall not enter into any Agreement with any Affiliate to the Company or SEFL not being on arms length term (and any agreement shall in any event without limitation be considered to be on arms length if the Company's auditors have made a judgement to that effect)

           without the consent of the Minority Shareholders provided that the Minority Shareholders confirm their consent to the following agreements:

           a) Subordinated Loan Agreement between Swedco 1 and SEFL

           b) Financing Agreement between the Company and SEFL

           c) Convertible Debenture issued by the Company to SEFL

           d) Convertible Debenture issued by the Company to Lansforsakringar

           e) Option from Goran Ernstson to SEFL

           f) Shareholders Agreement relating to the Company

           g) Security Holders Agreement between SEFL and Goran Ernstson

           h)Services Agreement between the Company, USE Energy Canada Corp. and SEFL

3.6.2 The Company shall not file for bankruptcy or liquidation without prior notice to the Minority Shareholders.

3.6.3 All incentive programs for the employees shall be approved by the Board and shall be on Swedish market terms (and such program shall in any event without limitation be considered to be on Swedish market terms if the Company's auditors have made a judgement to that effect).

3.6.4 The issuance of any shares by the Company (except if expressly authorized herein) or the incurrence of any loan indebtedness to a non-Shareholder shall be approved by the Board.

3.6.5    Subject to being permissible under applicable laws, the provisions of
         Section 3.6 shall not prevent the Company from paying Ernstson such amount as is necessary to reimburse Ernstson (including settlement costs and reasonable legal, accounting and other expenses for investigation or defence) on an after tax basis for any wealth tax payable by him in connection with his ownership of shares of the Company provided that Ernstson advises Lantbrukskredit, SEFL and Lansforsakringar of any such tax assessed and takes any reasonable lawful action jointly suggested by Lantbrukskredit, SEFL and
          Lansforsakringar to reduce such tax liability before paying such tax.

4.       The Board

         The business and affairs of the Company shall be managed by the Board in accordance with this Agreement, the Articles of Association and applicable law.

4.1      The Directors

          The Board shall upon request by Ernstson consist of 6 Directors appointed by the Shareholders at a shareholders' meeting. After consultation between the parties, Ernstson shall nominate up to 5 Directors and 2 alternate Directors and Lansforsakringar shall nominate 1 Director and 1 alternate Director. In shareholders' meetings the parties shall vote for the election of the Directors so nominated. If and when SEFL becomes a Shareholder as a result of conversion of any part of its debenture the Board shall on SEFL request be extended with one Director and one alternate Director to be nominated by SEFL.

4.2        Directors Resignation

           At the time of the completion of any sale, assignment, transfer or other disposition of all of the Shares held by any of the Shareholders, such Shareholder shall procure the resignation of each director and alternate member appointed by it provided it is understood that if the Option is exercised, the party exercising the Option shall be entitled to nominate the same numbers of Directors and alternate Directors as Ernstson is entitled to nominate under this Agreement in addition to the Directors SEFL is entitled to nominate pursuant to section 4.1.

4.3        Board Meetings

           Board meetings shall be summoned by the chairman and shall be held at least 4 times annually. Meetings shall be summoned by at least 7 days written notice in advance and the material forming the basis of board resolutions shall be presented no later than one week in advance. Telephone meetings may be held where this is expedient.

4.4        Quorum

           In order for the Board to constitute a quorum, the meeting must have been called no later than seven (7) days in advance, stating the agenda, and no less than a majority of the Directors, including the Director appointed by Lansforsakringar, must participate in the meeting. If such a quorum is not present within 30 minutes from the time appointed for the meeting or if during a meeting, such a quorum ceases to be present, the meeting shall be adjourned for 7 days and at that adjourned meeting, the Directors present, representing not less than a majority of the Directors, shall, even if the representative of Lansforsakringar is absent, constitute the quorum. Board resolutions may be passed by a simple majority of votes. In case of equal votes, the chairman shall have a casting vote.

4.5        Auditors

           One auditor and one alternate auditor shall be appointed by Ernstson.

4.6        Covenants Against Claims

           The Shareholders (other than Ernstson) undertake not to and to cause their affiliates from time to time not to make or submit any claim against Goran Ernstson regarding any matter resulting from, arising out of or relating to Ernstson's actions as a managing director described herein, provided that this restriction shall not prevent claims against Ernstson based on (i) actions, measures or omissions by Ernstson after the closing date which constitute gross negligence or fraud or other criminal acts; (ii) knowing violation of the Swedish Companies Act; (iii) a breach of an agreement to which Ernstson is a party; (iv) breach of any agreement to which the Company and/or its direct or indirect subsidiaries is a party committed by the Company and/or its direct or indirect subsidiaries, if such breach is knowingly caused by the acts of Ernstson.

5.         Minority Protection

5.1        Minority Shareholders' Rights

           Notwithstanding that each of the Minority Shareholders is the owner of less than 10% of the shares and votes of the Company, the Parties have agreed that each of them with respect to minority protection under the Act shall be treated as a holder of 10% of the shares of the Company, including but not limited to,.

           (i)  request a minimum dividend under Section 12 Clause 3 of the Act;

           (ii) demand that an additional auditor is appointed in addition to what is stated in Clause 4.4 herein under Section 10 Clause 9 of the Act; or

           (iii)demand that an examiner makes a special examination of the administration and accounts of the company under Section 11 Clause 2 of the Act.

           In case the Minority Shareholders so demand, Ernstson shall subject to applicable law, vote in favour of any necessary resolutions to protect a minority shareholder as a holder of 10% of the shares of the Company under the Act.

5.2        Redemption of Shares

           Notwithstanding the fact that Ernstson owns 95% of the shares of the Company, Ernstson shall not be entitled to redeem the shares from the Minority Shareholders, and undertakes not to initiate such redemption.

6.         Transfer of Shares

6.1        Transfer of Shares

6.1.1 If Lansforsakringar intends to transfer its Shares ("Selling Shareholder"), except when they intend to sell its Shares to an Affiliate or to Lantbrukskredit under the LF Option, it must first offer the Shares to the holders of other Shares in the Company on the terms of this Clause by giving a Transfer Notice to the Company. The Transfer Notice shall specify the number of Sale Shares offered for sale (which shall be for all of the Shares held by the Selling Shareholder and not part only) and the price for the Sale Shares.

6.1.2 Within 7 days after receipt by the Company of the Transfer Notice the Sale Shares shall be offered to the other Shareholders.

6.1.3 The offer shall be made by an Offer Notice. The offer shall include all the Sale Shares. If the offer is not accepted within 30 days after the Offer Notice is given, the offer shall be deemed to be declined. For the purpose of this Clause an offer shall be deemed to be accepted when the acceptance is received by the Company. The acceptance must include all of the Sale Shares.

6.1.4 If the offer is deemed to be declined or if the other Shareholders declare that he does not wish to acquire the shares offered, the Selling Shareholder shall be entitled to sell the Sale Shares within 90 days from the expiration of the 30 days period in clause 6.1.3 on terms no less favourable to the term offered to the other Shareholders. If no such sale is completed within the said ninety days period a new offering procedure as herein set forth has to take place before the shares may be disposed of.

6.1.5      If the Company is notified  within the periods  specified in Clause
           6.1.3 that the offer is accepted it shall give notice to the Selling Shareholder, and the Selling Shareholder shall be bound upon payment of the price due in respect of all the Sale Shares comprised in that notice to transfer those Sale Shares to the Purchasing Shareholders within 14 days from the giving of that notice. The Selling Shareholder shall sell the Sale Shares free from all liens, charges and encumbrances and together with all rights attaching to them and all dividends and distributions declared made or paid on them on or after the date of the Transfer Notice. If more than one shareholder wants to purchase the Sale Shares, they shall be entitled to purchase the Sale Shares pro rata to their previous shareholding in the Company.

6.2        New Issue of Shares

6.2.1 If the Company issues any Shares other than as a result of conversion of the outstanding convertible debenture loans, a direct issue in connection with an acquisition or in relation to an incentive program for the employees approved pursuant to Section 3.6.3 hereof, each Shareholder shall have the right but not the obligation to participate and subscribe for such Shares on a pro rata basis in relation to its Shareholding in the Company. In connection with a direct issue for an acquisition, a Minority Shareholder shall be entitled to subscribe, for that number of Shares as is necessary to maintain, after giving effect to the acquisition, the same percentage ownership in the Company such Minority Shareholder had immediately prior to the acquisition in both cases on a fully diluted basis. Such subscription shall be made at a price per share equal to the per share valuation of the Company's shares employed in the acquisition. The subscription shall be made within 7 days form the date of the Shareholders Meeting. If any Shareholder does not wish to participate and subscribe for Shares in accordance with the terms of this clause, it accepts thereby that the share capital of the Company will be increased and that its shareholding of the Company will be diluted. In relation to an incentive program, the Minority Shareholders shall be entitled to maintain the same percentage ownership in the Company as such shareholder had immediately prior thereto on a fully diluted basis and the parties shall use their good faith efforts to agree an arrangement to achieve such result.

6.2.2 If a Minority Shareholder decides not to subscribe for additional shares Ernstson may pass a resolution for a directed issue of new shares in the Company to be subscribed for, at Ernstson's choice, by a new investor provided such new investor become part to this Shareholders Agreement. Such direct issue cannot be made on terms more favourable to the new investor than those offered to the Minority Shareholders under section 6.2.1 above.

6.3        Duty to Transfer of Shares

           If the holder of any Shares goes into liquidation for other reasons than reorganising its business and the shares therefore will be transferred to an Affiliate or has an administration or bankruptcy order made against it or has an administrative receiver or receiver appointed over all or any material part of its assets, he shall forthwith be deemed to give and not withdraw a Transfer Notice in respect of all those shares in accordance with Clause 6.1.1 above and Clauses 6.1 above shall apply in such event as modified by this Clause 6.3. Such Transfer Notice shall not include any price, which shall be determined in accordance with section 6.4 below.

6.4        Valuation of Shares

           The parties to the transaction shall split the cost of the assessment procedure pro rata. An Offer Notice given may not be withdrawn upon ascertainment of the value of the Sale Shares. Where the price of Shares is to be set under section 6.3 of this Agreement, the price will be the Fair Value determined by the Auditors (acting as experts and not as arbitrators) on the basis set out below:

           a) by determining the sum which a willing buyer would offer to a willing seller for the whole of the issued share capital of the Company assuming the Company will continue to carry on its business as a going concern;

           b) by attributing to the Shares such proportion of the sum calculated in accordance with Clause 6.4 a) above as the Auditors shall consider appropriate having regard (inter alia) to the degree of control over the affairs of the Company that attaches to the Shares which are subject to the Transfer Notice;

           c) by taking into account the rights and restrictions attaching to the Shares including but not limited to the Option in respect of income and capital; and

           d) by taking into account the size of holdings of Shares which are subject to the Transfer Notice and any restriction on the transferability and voting rights of such Shares contained in this Agreement.

6.5        Drag Along

6.5.1 In case Ernstson, subject to restrictions in other agreements with SEFL, wishes to sell the shares of the Company to a Third Party (in this case Third Party shall not include Affiliates of SEFL), the Minority Shareholder has an obligation and a right to convert and sell its shares in the Company on the terms and conditions including the same per share price as being accepted by Ernstson for his own disposal, without Section 6.1 being applicable and subject to restrictions in the LF Option. If the sale does not include all of Ernstson's shares in the Company, the Minority Shareholder has a right but not an obligation to sell the number of shares pro rata to its shareholding.

6.5.2 In case Ernstson, subject to restrictions on such sales in other agreements with SEFL, sells all or substantially all of the assets of the Company or its subsidiaries to a Third Party (in which case Third Party shall not include an Affiliate of SEFL), the Shareholders shall, at a shareholders meeting to be held within two weeks from notice, adopt all necessary resolution in order to make such sale on terms being accepted by Ernstson. The consideration for the assets shall be split between the Shareholders pro rata to their shareholdings on a fully diluted basis at the time of consummation of such sale.


6.5.3 Notwithstanding Sections 6.5.1 and 6.5.2 the Minority Shareholder shall be exempted from the requirements of Sections 6.5.1 and 6.5.2 if within ten days of receiving notice of the sale to the Third Party, the Minority Shareholder notifies Ernstson that it wishes to sell its shares and the shares issuable upon conversion to Ernstson for such Minority Shareholders pro rata portion (measured on a fully diluted basis) of the value of the equity of the Company calculated as follows on a consolidated basis: 7 x EBITDA (previous three years) less debts (the "Formula") it being understood that "debts" shall include without limitation the outstanding balance of the loan from Lantbrukskredit to SEFL under a financing agreement for an amount of MSEK 470 between Lantbrukskredit, SEFL and EIC of even date herewith and shall exclude the outstanding balance of the convertible debenture loan from SEFL to the Company. If such notice is sent by the Minority Shareholder it shall be exempted from the requirements of Sections 6.5.1 and 6.5.2 provided it tenders such shares to Ernstson for purchase free and clear of claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4. below) prior to or at the consummation of the transaction with the Third Party. The parties will co-operate to permit Ernstson to consummate the purchase of the Minority Shareholders' shares as part of the consummation of the Third Party transaction, without Section 6.1 being applicable. If such Third Party transaction is not consummated Ernstson shall not be under any obligation to purchase the shares of the Minority Shareholders.

6.6        Side by Side

           In the event of a firm offer from a Third Party to acquire Shares held by Ernstson, Ernstson hereby agrees, subject to the obligations under Clause 6.1, not to execute such transfer without having first given the other shareholder possibility to simultaneously and on the same terms and conditions, including the same per share price, transfer their Shares to the Third Party. Ernstson shall notify the Company by registered mail with acknowledgement of receipt their intent to make such transfer. In such case the other shareholder will have fourteen days upon receipt of such notification in order to notify the Third Party of their intent to transfer their own Shares on the same terms and conditions. If the acquirer does not want to purchase all the number of Shares so offered, the Shares sold should be proportioned pro rata between the transferring Parties.

6.7        Exit

6.7.1      Change of Control

           In case of a change of control in SEFL, SEFL shall, on Lansforsakringar's request, acquire all of the shares owned by Lansforsakringar after conversion of its convertible debenture free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) without Section 6.1 being applicable at a price equal to the effective price per share (based on the implicit valuation of the Company in the change of control transaction assuming full exercise of the Option by SEFL and full conversion of all Convertibles) paid by the purchaser in the change of control transaction. For the purpose of this clause, change of control means a transfer of more than 50% ownership of SEFL to a party other than Endoray Investments Company B.V., EIC Electricity Investment (Jersey) Limited or their Affiliates. The exercise of the Option granted by Ernstson shall not be deemed as a change of control. Thus for example if, after assuming an exercise of the Option and the conversion of all convertibles,

           SEFL owned 90 shares of the Company and Lansforsakringar owned 10 shares of the Company and the shareholders sold 662/3 % of the shares of SEFL for SEK 60,000,000 then the implicit value of the Company would be SEK 1,000,000 per share and Lansforsakringar would be entitled to SEK 10,000,000 for all of its shares including shares issued upon conversion of its debenture.

6.7.2 From March 1 2012, Lansforsakringar may request Ernstson to acquire all of the Shares owned by Lansforsakringar including the shares underlying its convertible debenture free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) and provided Lansforsakringar converts its debenture and Ernstson undertakes to acquire such Shares free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) for a purchase price equal to Lansforsakringar's pro-rata portion (measured on a fully diluted basis) of the equity of the Company calculated as the Formula x 7.

6.7.3 From March 1 2012 Ernstson may request Lansforsakringar to sell all of the Shares owned by Lansforsakringar including the shares underlying its convertible debenture free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) and Lansforsakringar undertakes to convert its debenture, sell such Shares free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) for a price equal to Lansforsakringar's pro-rata portion (measured on a fully diluted basis) of the equity of the Company calculated as the Formula x 1.3.

6.7.4 In the event of a breach of the following sections of this Agreement to the detriment of Lansforsakringar, by a party other than Lansforsakringar which is not cured within 20 days after receipt by the breaching party of a written notice from Lansforsakringar specifying such breach, Lansforsakringar may request the breaching party to acquire all of Lansforsakringar's Shares, including those underlying its debenture, free and clear of all claims, liens and encumbrances (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) and provided Lansforsakringar converts its debenture, such breaching party undertakes to purchase such shares free and clear of all claims, liens and encumbrances

           (except the pledge to Lantbrukskredit under the LF Option or under Section 7.1.4 below) for a price equal to Lansforsakringar's pro rata portion (measured or a fully diluted basis) of the value of the equity, of the Company calculated as the Formula:

           a)       Section 3.4, second sentence.

           b) Section 3.6 except that this Section 6.7.4 shall only apply as to 3.6.1 (iii) in the case of an agreement or a series of related agreements with a value in excess of SEK 250.000 per year and shall only apply as to 3.6.3 as to incentive programmes with a value in excess os SEK 250.000.

           c)       Section 4.1.

           d)       Section 6.2.

           e)       Section 6.5.1 and 6.5.3.

           f)       Section 6.6.

           g)       Section 6.7.1 and 6.7.2.

           h)       Section 6.7.5.

6.7.5      In order to enable Lansforsakringar to exercise its rights under this
           Section 6.7 also as regards any shares underlying any convertible debentures Ernstson shall procure that the Company will cooperate reasonably with Lansforsakringar so that it may convert any convertible debentures into Shares in a timely manner.

7.         Dealing in Shares

7.1        Written Consent

           Other than in accordance with the provisions of this Agreement no Shareholder shall except with the prior written consent of the other
           Shareholders:

7.1.1 pledge, mortgage, charge or otherwise encumber any Share or any interest in any Share; except for the current pledge by Ernstson to SEFL and by SEFL to Lantbrukskredit (which Lansforsakringar hereby consents to); or

7.1.2 grant an option over any Share or any interest in any Share other than the Option and the LF Option; or

7.1.3 enter into any agreement in respect of the votes attached to any Share except in any shareholders agreement regarding the shareholding in SEFL.

7.1.4 After the expiration or termination of Lansforsakringar's pledge over its shares to Lantbrukskredit under the LF Option and to the extent it is necessary for Ernstson to secure any borrowing by the Company for the business of the Company from a Third Party and he therefore pledges his shares in the Company, the Minority Shareholder shall, upon the request of Ernstson, pledge their shares on a pro rata basis and execute such documentation and take such actions and taken by the other shareholders with such adjustments as are appropriate to reflect differences in shareholdings provided that (i) the foregoing obligation shall be subject to the consent of the Minority Shareholder, which shall not be unreasonably withheld, it being understood that Lansforsakringar may reasonably withhold its consent e.g. if the pledgee does not recognise that Lansforsakringar's rights under Section 6.7 of this Agreement shall survive such pledge and (ii) if a Minority Shareholder refuses to pledge its shares pursuant to this Section, Ernstson shall have the right to purchase the Minority Shareholders' shares for a price equal to the Formula pro rated to such shares and the Minority Shareholder shall co-operate in such sale so that it occurs on or before the borrowing in question.

7.2        Letter of Undertaking

           No Shareholder shall effect any transfer of shares without the transferee accepting to be bound by the terms of this Agreement by signing a letter of undertaking as if the Transferee had been a Shareholder at all times for the purposes of this Agreement and had assumed the benefit of the rights and the burden of the obligation(s) of a Shareholder under this Agreement. Such undertaking shall be delivered to the Company at its registered office and a certified copy shall be delivered to the other Shareholders.

7.3        Transfer of shares under Option

           In case SEFL exercises its Option, it shall acquire and assume all the rights and obligations of Ernstson under the Shareholders Agreement. The exercise by SEFL of the Option (or an option with substantially similar terms which has replaced the Option), or a transfer of the shares owned by Ernstson to a third party or a resale of the shares by SEFL to a third party as long as the Option (or an option with substantially similar terms which has replaced the Option) remaining outstanding and valid, shall in no cases be considered as a transfer of shares under Section 6 of the Shareholders Agreement for any purpose. Such transfer from Ernstson to a third party or SEFL or from SEFL to a third party upon exercise of the Option is however subject to Lansforsakringar's prior consent which consent shall not be unreasonable withheld. It is understood that the primary criteria for approving the purchaser shall be the moral standing and district energy experience of the purchaser. Lansforsakringar may consider factors which shall be of secondary importance including whether or not the purchaser has a poor financial history provided that lack of a substantial net worth shall not be a relevant factor in considering such purchaser. Lansforsakringar's consent shall, however, not be necessary for such transfer if Lantbrukskredit's consent is required under the financing document, between Lantbrukskredit and SEFL, and Lantbrukskredit has duly approved the purchaser and the shares transferred to a third party are subject to a new option agreement substantially similar to the Option Agreement and subject to a pledge to Lantbrukskredit (it being understood that such actions are permitted without the consent of Lantbrukskredit).

8.         Confidential Information

8.1        Confidentiality

The Shareholders shall:

a) not make use of or disclose to any person Confidential Information belonging to and/or used by the Group; and

b) take all reasonable steps to prevent the use or disclosure of Confidential Information belonging to and/or used by the Group.

8.2      Disclosure of Confidential Information

         Clause 8.1 does not apply to:

a)       disclosure of Confidential Information to Affiliate;

b) use or disclosure of Confidential Information required to be used or disclosed by law or by any other competent authority;

c) disclosure of Confidential Information to a director, officer or a relevant Shareholder or to partners, lender and other investors of the Company or to an employee, whose function requires that he has possession of the Confidential Information;

d) disclosure of Confidential Information to an adviser for the purpose of advising the Shareholders in connection with this Agreement provided that such disclosure is subject to the terms set out in Clauses 8.1 and 8.2;

e) confidential Information which becomes publicly known except as a result of the Shareholders' breach of Clauses 8.1 or 8.2; or

f)       information independently developed by the respective Shareholder.

9.       Announcements

9.1      Shareholder Access to Information

         A Shareholder shall have complete access to any information regarding the Company and its business, and shall be entitled to have such information examined by a chartered accountant in the premises of the Company during normal business hours. Any cost for such inspection shall be for the account of the Shareholder.

9.2      Announcement, Communication or Circular

         Subject to Clause 9.3, the Shareholders shall not without the other Shareholders' written consent, make or send any announcement, communication or circular relating to the subject matter of this Agreement such consent not to be unreasonably withheld.

         The Shareholders may however give adequate market information relating to their investment in the Company which information shall be disclosed to the chairman of the board of director of the Company prior to it being released.

9.3      Content of Announcement

         Clause 9.2 does not apply to an announcement, communication or circular required by law or by the rules of any stock exchange or by any governmental authority, in which event the party required to make or send such announcement, communication or circular shall, where practicable, first consult with the Company as to the content of such announcement.

10.      Compliance with this Agreement

         Each Shareholder undertakes to the other that it shall take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the Board and general meetings of the Company and any subsidiaries of the Company, as the case may be, to ensure that the terms of this Agreement are complied with and to procure that the Board and the Company and any subsidiaries of the Company, as the case may be, complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this Agreement.

11.      Death and estate distribution
         Should Ernstson die or his estate become subject to estate distribution the shares held by him shall be deemed immediately offered to SEFL or its designee at nominal value.

         In the event that Ernstson shall marry, he shall use all reasonable efforts to procure that the Shares held by him shall be his personal property (Sw: enskild egendom).

12.      Term and termination

12.1     Entry into Force
         This Agreement shall become effective on the Closing Date.

12.2     Termination
         This Agreement shall remain in force until the earlier of February 28, 2027 and the date on which a Third Party (to any of the parties hereto) becomes a shareholder in the Company due to Lantbrukskredit enforcing its pledge over Ernstson's Shares.

         This Agreement shall terminate with immediate effect as against any party ceasing to hold Shares without breaching the terms of this Agreement.

         The duties of confidentiality and non-competition shall remain in force after the termination of the Agreement.

13.      Notices

13.1     Addresses e t c

         Any notice or other communication pursuant to, or in connection with, this Agreement shall be in writing and delivered personally, or sent by reputable overnight courier, to the party due to receive such notice at its registered office from time to time (or to such other address as may from time to time have been notified in writing to the other party in accordance with this Clause)

13.2     Details

         The addresses and facsimile numbers of each Party for all notices under or in connection with this Agreement are:

           a) in the case of the SEFL;

           Scandinavian Energy Finance Limited
           c/o Michael Ryan
           Mc Cann Fitzgerald
           2 Harbourmaster Place
           International Financial Service Centre
           Dublin 1, Ireland
           Fax: +353 1 824 0010

           with a copy to

           President
           US Energy Systems Inc.
           One Lexington
           Fourth Floor
           White Plains N.Y. 10601
           Fax: 914 993 5190

           With a copy to

           EIC Partners AG
           Generale-Wille Strasse 59 P.O. Box 35
           CH-8706 Feldmeilen Switzerland
           Fax: 41 1318 3411 until 15 April 2002

                  41 4384 410 01 as of 15 April 2002

           b) in the case of the Ernstson;
           Goran Ernstson
           Skoldungavagen 23B
           S-131 46 Nacka
           Sweden

           with a copy to

           Scandinavian Energy Finance Limited
           c/o Michael Ryan
           Mc Cann Fitzgerald
           2 Harbourmaster Place
           International Financial Service Centre
           Dublin 1, Ireland
           Fax: +353 1 824 0010

           c) in the case of Lansforsakringar;
           Lansforsakringar AB
           Attn. Martin Anthonsen
           Tegeluddsvagen 11-13
           SE-106 50 Stockholm
           Sweden
           Fax: +46-8-588 413 00

           or such other as a Party may notify to the other Party by no less than five (5) business day's notice.

           All notices and communication between the Parties shall be in English unless otherwise agreed.

13.3    Communication Served

        Subject to Clause 12.1, any notice or other communication shall be deemed to have been served:

a)       if delivered personally, when left at the address referred to in Clause
         12.3;

b)       if sent by overnight courier, the day after sending it;

c) if a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.

14.      Financing

14.1     Security

         Subject to Clause 7.1.4, no Shareholder shall be obliged to guarantee or provide security for any indebtedness of the Company.

14.2     Capital

         Except as otherwise provided in this Agreement, no Shareholder shall be obliged to provide any capital to the Company by way of subscription for further Shares, or by way of loans or subscription of loan stock.

15.      Budgets and Financial Information

         Each of the Shareholders shall be entitled to examine the books, records and accounts to be kept by the Company and each member of the Group and to be supplied with all information including monthly management accounts and operating statistics and other financial information in the agreed form and such other information as each Shareholder may reasonably require to keep it properly informed about the business and affairs of the Group.

16.      Amendment

         This Agreement can not be amended unless made in writing and duly signed by or on behalf of all parties.

17.      Invalidity

         If any provision of this Agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall remain unaffected.

18.      Waiver

         The failure to exercise or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

         The parties' rights and remedies contained in this Agreement are in addition to, and not exclusive of, any other rights or remedies available at law.

19.      Assignment

         This Agreement is personal to the parties and neither the Agreement nor any of the benefits arising under them may be assigned without the prior written consent of the other party and neither party shall purport to assign or transfer the same. If the Option is exercised Ernstson's rights and obligations will be assigned to the person exercising the Option.

20.      Counterparts

         This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

21.      No Partnership or Agency

         Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties nor, save as may be expressly set out herein, constitute any party the agent of any other party for any purpose.

         In addition, unless otherwise agreed in writing between the parties, none of them shall enter into contracts with third parties as agent for any member of the Group or for the other party nor shall any party describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.

22.      Applicable Law

         This Agreement shall be governed by and construed in accordance with the laws of Sweden.

23.      Arbitration

         Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place or arbitration including the making of the award shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English.



                                ________________




           In witness whereof the parties hereto have signed this Agreement on the date first above written:



                                            Lansforsakringar Liv
         /s/  Goran Ernstson                 Forsakringsaktiebolag (publ)
              --------------
              Goran Ernston



           ________________________
           Scandinavian Energy Finance      /s/ Bo Ennerberg
           Limited                              -------------------
                                                Bo Ennerberg

                                            /s/ Olle Tornell
                                                -------------------
                                                Olle Tornell
PRESENT when the Common Seal
of SCANDINAVIAN ENERGY FINANCE
LIMITED was affixed hereto:




___________________________
Director


___________________________
Director/Secretary